EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-87973) and Form S-3 (Registration No. 333-82128) of our report dated February 11, 2005 on our audit of the financial statements included in the 2004 annual report on Form 10-KSB of I.D. Systems, Inc.

      We also consent to the reference to our firm under the caption "Experts" in the Form S-3.


/s/ Eisner LLP


New York, New York
May 12, 2005